UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 27, 2025

Hennessy Capital Investment Corp. VI

(Exact name of Registrant as specified in its charter)

Delaware	001-40846	86-1626937
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 US HWY 50, Suite 309 Zephyr Cove, NV	89448
(Address of principal executive offices)	(Zip Code)

(775) 339-1671

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares of Class A common stock, par value $0.0001 per share	HCVI	OTC Pink
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	HCVIW	OTC Pink
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	HCVIU	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported, on September 30, 2024, Hennessy Capital Investment Corp. VI, a Delaware corporation (the “Company”) filed with the Secretary of State of the State of Delaware certain amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) including, among others, to extend the Company’s completion window from September 30, 2024 to March 31, 2025 (the “Extended Date”), or such earlier date as determined by the Company’s board of directors (the “Board”), and to allow the Company, without another vote by the Company’s stockholders, to elect, by resolution of the Board, to further extend the Extended Date up to three times for an additional one month each time, until up to June 30, 2025, unless the closing of an initial business combination shall have occurred prior thereto.

As previously reported, in March 2025, the Board elected to extend the Extended Date to April 30, 2025, and on April 25, 2025, the Board elected to further extend the Extended Date to May 31, 2025, in each case as contemplated and permitted by the Charter.

On May 27, 2025, the Board elected to further extend the Extended Date to June 30, 2025, as contemplated and permitted by the Charter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY CAPITAL INVESTMENT CORP. VI

By:	/s/ Nicholas Geeza
Name:	Nicholas Geeza
Title:	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

Dated: May 29, 2025

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